CORESTATES FINANCIAL CORP AND SUBSIDIARIES

EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING OPERATIONS
TO FIXED CHARGES OF CONTINUING OPERATIONS


CONSOLIDATED

Three Months Ended March 31, 1996
- ---------------------------------
(in thousands)
1.  Income from continuing operations before extraordinary items and
    income taxes.............................................................................     $209,618
                                                                                                  ========

2.  Fixed charges of continuing operations:

    A.    Interest expense (excluding interest on deposits), amortization of debt issuance costs and one-third of rental expenses, net of income
          from subleases.....................................................................     $ 63,484
    B.    Interest on deposits...............................................................      124,001
                                                                                                  --------
    C.    Total fixed charges (line 2A + line 2B)............................................     $187,485
                                                                                                  ========

3. Income from continuing operations before extraordinary items and income taxes, plus total fixed charges of continuing operations:

    A.    Excluding interest on deposits (line 1 + line 2A)..................................     $273,102
                                                                                                  ========
    B.    Including interest on deposits (line 1 + line 2C)..................................     $397,103
                                                                                                  ========
4.  Ratio of earnings (as defined) to fixed charges:

 A.    Excluding interest on deposits (line 3A/line 2A)......................................         4.30x
 B.    Including interest on deposits (line 3B/line 2C)......................................         2.12x
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